UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 1, 2013

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______1507 Pine Street, Boulder, CO  80302_____

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

On October 1, 2013, Global Casinos, Inc., a Utah corporation (the “Company”) (OTCQB: GBCS) announced that effective September 30, 2013, it consummated the Amended and Restated Split-Off Agreement and concurrently completed the acquisition of West Paces Ferry Healthcare REIT, Inc.  A copy of the press release is attached hereto.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

Press Release dated October 1, 2013

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: October 1, 2013	____/s/ Christopher Brogdon ______ Christopher Brogdon, President